Exhibit 99.1

805 King Farm Blvd.
Rockville, MD 20850 / USA
business.nasdaq.com

Stanley Higgins
Senior Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

By Electronic Delivery to: mjordan@rmrgroup.com; vlarkin@rmrgroup.com

April 3, 2017

Mr. Matthew P. Jordan
Chief Financial Officer and Treasurer
The RMR Group Inc.
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458-1634

Re:	The RMR Group Inc. (the "Company")
Nasdaq Symbol: RMR

Dear Mr. Jordan:

On July 8, 2016, Staff notified the Company that it did not comply with the audit committee requirements for continued listing on The Nasdaq Capital Market set forth in Listing 5605(c)(2) (the "Rule"). Based on the information regarding the appointment of Rosen Plevneliev to the Company's Board of Directors and audit committee, as detailed in your Form 8-K filed on March 31, 2017, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Rachel Scherr, Listing Analyst, at +1 301 978 8072.

Sincerely,

/s/ Stanley Higgins